UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2025
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Caribou Biosciences, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-40631	45-3728228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 7th Street, Suite 105 Berkeley, California		94710
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (510) 982-6030
N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CRBU	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition
On November 3, 2025, Caribou Biosciences, Inc. (the “Company”) announced certain preliminary financial results for the quarter ended September 30, 2025. On a preliminary unaudited basis, the Company expects its cash, cash equivalents, and marketable securities as of September 30, 2025 to be approximately $159.2 million. This estimate of cash, cash equivalents, and marketable securities is its preliminary estimate based on currently available information and does not present all necessary information for an understanding of the Company’s financial condition as of September 30, 2025, or its results of operations for the three and nine months ended September 30, 2025. As the Company completes its quarter-end financial close process and finalizes its financial statements for the three and nine months ended September 30, 2025, the Company may be required to make significant adjustments that may result in the estimate provided herein being different than the final cash, cash equivalents, and marketable securities as of September 30, 2025 to be reported in its Form 10-Q.
Item 7.01 Regulation FD Disclosure.
On November 3, 2025, the Company issued a press release announcing results from its ongoing ANTLER phase 1 trial evaluating vispacabtagene regedleucel (“vispa-cel;” formerly CB-010), an allogeneic anti-CD19 chimeric antigen receptor ("CAR")-T (“CAR-T”) cell therapy, in patients with relapsed or refractory B cell non-Hodgkin lymphoma (“r/r B-NHL”). The Company also announced the planned design of its randomized, controlled pivotal phase 3 trial for vispa-cel in second-line (“2L”) large B cell lymphoma (“LBCL”) CD19-naïve patients who are ineligible for transplant and autologous CAR-T cell therapy. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Also, on November 3, 2025, the Company issued a press release announcing data from the dose escalation portion of its ongoing CaMMouflage phase 1 trial evaluating CB-011, an allogeneic anti-B cell maturation antigen (“anti-BCMA”) CAR-T cell therapy, in patients with relapsed or refractory multiple myeloma (“r/r MM”). A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.
The Company will host a live webcast today, Monday, November 3, 2025, at 8:00 a.m. Eastern Time, to discuss the clinical developments for both vispa-cel and CB-011. A copy of the slide presentation to be used during the Company’s webcast is attached hereto as Exhibit 99.3 and incorporated by reference herein. Details for accessing the webcast are included in both Exhibit 99.1 and Exhibit 99.2.
The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1, Exhibit 99.2, and Exhibit 99.3) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be, or be deemed, incorporated by reference in any filings under the Securities Act of 1933, as amended (the “Securities Act”), regardless of any general incorporation language in any such filing or document, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.
Item 8.01 Other Matters.
Data Releases
The Company is a clinical-stage Clustered Regularly Interspaced Short Palindromic Repeats (“CRISPR”) genome-editing biopharmaceutical company dedicated to developing transformative therapies for patients with devastating diseases. The Company’s genome-editing platform, including its novel chRDNA (CRISPR hybrid RNA-DNA, pronounced “chardonnay”) technology, enables more precise genome editing of allogeneic cell therapies. The Company’s allogeneic, or off-the-shelf, CAR-T cell therapy product candidates are manufactured in advance with cells from healthy donors, with the goal of enabling broad patient access, rapid patient treatment, and increased manufacturing scale. The Company’s allogeneic CAR-T cell therapy product candidates in clinical development are directed at established cell surface targets against which autologous CAR-T cell therapeutics have already demonstrated clinical proof of concept, CD19 and B cell maturation antigen (“BCMA”). The Company uses its chRDNA technologies to armor its allogeneic CAR-T cell therapies through multiple genome-editing strategies, such as checkpoint disruption and immune cloaking, to enhance activity against hematologic malignancies.
The Company is advancing two clinical-stage allogeneic CAR-T cell therapy product candidates for the treatment of patients with hematologic malignancies:
•Vispacabtagene regedleucel (“vispa-cel”; formerly CB-010): an allogeneic anti-CD19 CAR-T cell therapy that is being evaluated in patients with relapsed or refractory B cell non-Hodgkin lymphoma (“r/r B-NHL”) in the Company’s ongoing ANTLER phase 1 clinical trial. The Company believes vispa-cel will have several advantages over commercially available autologous CAR-T cell therapies, including broad patient access, shorter time to treatment with an off-the-shelf product, significantly lower manufacturing costs, and a substantially smaller footprint for manufacturing.
•CB-011: an allogeneic anti-BCMA CAR-T cell therapy that is being evaluated in patients with r/r MM in the Company’s ongoing CaMMouflage phase 1 clinical trial. The Company believes CB-011 will have several advantages over both commercially available bispecific antibody therapies and autologous CAR-T cell therapies, including a single-dose treatment regimen, potentially lower rates of grade 3 or greater infections, and rapid immune recovery compared to bispecifics, as well as broader patient access, shorter time to treatment with an off-the-shelf product, significantly lower manufacturing costs, and a substantially smaller footprint for manufacturing compared to autologous CAR-T cell therapies.
Vispa-cel has received regenerative medicine advanced therapy (“RMAT”) designation for relapsed or refractory large B cell lymphoma (“r/r LBCL”) as well as fast track designation for r/r B-NHL from the U.S. Food and Drug Administration (“FDA”); CB-011 has received fast track designation for r/r MM from the FDA.
The Company’s CAR-T cell therapy product candidate pipeline is shown below:
ANTLER Clinical Trial Results
On November 3, 2025, the Company announced results from its ongoing ANTLER phase 1 clinical trial evaluating vispa-cel in 2L LBCL patients, including the first data disclosure on 22 patients enrolled in the phase 1 confirmatory cohort to prospectively evaluate patients who received a dose of vispa-cel manufactured from a donor with at least four matching human leukocyte antigen (“HLA”) alleles (of 12 total alleles) with the patient (“partial HLA matching”) as well as on additional LBCL patients from dose escalation and dose expansion.
As of September 2, 2025, the safety data cutoff date, the ANTLER trial had enrolled 84 patients, including the confirmatory cohort of 22 2L LBCL patients designed to prospectively confirm the positive outcomes of partial HLA matching observed in earlier retrospective analyses. Following a lymphodepletion (“LD”) regimen of 60 mg/kg/day of cyclophosphamide for two days and 25 mg/m2/day of fludarabine for five days, each patient in the confirmatory cohort received a dose of vispa-cel at the recommended phase 2 dose (“RP2D”) (80x106 viable CAR-T cells) such that the patient and the T cell donor shared at least four of 12 HLA alleles. As of September 29, 2025, the efficacy data cutoff date, the results for the 22-patient confirmatory cohort were as follows:
• 82% (18/22) overall response rate (“ORR”)
• 64% (14/22) complete response (“CR”) rate
• 51% 12-month progression-free survival (“PFS”)

Median follow-up time for the confirmatory cohort was 6.0 months.
The announced results included an analysis of the 35 CD19-naïve, LBCL patients enrolled in the Company’s ANTLER phase 1 clinical trial who received a dose of vispa-cel that met the criteria for the Company’s optimized product profile, which criteria are a young T cell donor under the age of 30 and a minimum of two of 12 HLA alleles matched between the patient and the T cell donor. Twenty of these 35 patients were enrolled in the confirmatory cohort, and the remaining 15 patients were enrolled in dose escalation or dose expansion. Thirty-two of the 35 patients were 2L patients and three of the 35 patients were third-line or later (“3L+”) patients. As of September 29, 2025, the efficacy data cutoff date, the results for the 35-patient optimized product cohort were as follows:
• 86% (30/35) ORR
• 63% (22/35) CR rate
• 53% 12-month PFS
Median follow-up time for the optimized cohort was 11.8 months.
The following is a summary of results for the confirmatory cohort and the optimized profile for vispa-cel:
12L LBCL 4+ HLA matched, dosed with 80x106 viable CAR-T cells
22L (N=32) and 3L+ (N=3) LBCL patients treated with 40x106 viable CAR-T cells, 80x106 viable CAR-T cells, or 120x106 viable CAR-T cells, optimized for multiple factors, including 2+ HLA matching and young donor-derived
Additional information:
• Efficacy data cutoff date: September 29, 2025
Definitions: “DoR”: duration of response; “NE”: not evaluable; “NR”: not reached; “CI”: confidence interval

The results are further summarized in the following swimmer plot for the optimized profile cohort1:
1 2L (N=32) and 3L+ (N=3) LBCL patients treated with 40x106 viable CAR-T cells, 80x106 viable CAR-T cells, or 120x106 viable CAR-T cells, optimized for multiple factors, including 2+ HLA matching and young donor-derived
* Patient diagnosed with lung adenocarcinoma after day 28 scan revealed a non-responsive lung nodule and was enrolled in the Company’s long-term follow-up study. Patient is last known to be in continued response without additional anti-lymphoma therapy at one year post vispa-cel treatment
Additional information:
• Long-term follow-up data reflect the last known response; marked time points indicate confirmation of no disease progression
• One vispa-cel-related grade 5 IEC-HS occurred on day 25 post-infusion
• Median duration of complete response (“DoCR”) was not reached in this cohort
• Certain patients converted from CR or PR to PD at various assessment time points as indicated in the chart above
• Efficacy data cutoff date: September 29, 2025
Definition: “IEC-HS”: immune effector cell-associated hemophagocytic lymphohistiocytosis-like syndrome
Vispa-cel was generally well tolerated. As of September 2, 2025, the safety data cutoff date, treatment emergent adverse events (“TEAEs”) at any grade in 25% or greater of all 84 patients who received vispa-cel were thrombocytopenia (62%), cytokine release syndrome (“CRS”) (55%), anemia (52%), neutropenia (39%), hypokalemia (26%), and leukopenia (26%). In the confirmatory and optimized profile cohorts, there were no cases of graft-versus-host disease (“GvHD”) or grade 3 or greater immune effector cell-associated neurotoxicity syndrome (“ICANS”), fewer than 5% of patients experienced grade 3 or greater CRS, and 28% (out of 80 patients) experienced prolonged cytopenias.

The following is a summary of notable adverse events for all three cohorts in the ANTLER phase 1 clinical trial (safety data cutoff date: September 2, 2025):
12L LBCL 4+ HLA matched, dosed with 80x106 viable CAR-T cells
22L (N=32) and 3L+ (N=3) LBCL patients treated with 40x106 viable CAR-T cells, 80x106 viable CAR-T cells, or 120x106 viable CAR-T cells, optimized for multiple factors, including 2+ HLA matching and young donor-derived
3Prolonged cytopenias are defined as grade 3 or 4 neutropenia, thrombocytopenia, or anemia ongoing at day 28 (+/- 5 days) post CAR-T cell infusion, based on laboratory data, distinct from investigator-reported clinical adverse events
4Includes one vispa-cel-related grade 5 IEC-HS that occurred day 25 post-infusion
A cohort of 3L+ LBCL patients with prior exposure to CD19-targeted therapy enrolled five patients as of the September 2, 2025, safety data cutoff date. Enrollment in this cohort has been paused to focus on CD19-naïve patients.
Pivotal Phase 3 Clinical Trial in 2L r/r LBCL
In recent interactions, the FDA has recommended that the Company conduct a randomized, controlled trial in 2L LBCL CD19-naïve patients who are ineligible for transplant and autologous CAR-T cell therapy, and the Company intends to follow this approach with its planned pivotal phase 3 trial design and expects to evaluate approximately 250 patients. The Company believes there is a meaningful opportunity within this population, as it anticipates that approximately half of the estimated 10,000 2L DLBCL patients are transplant-ineligible and that a meaningful majority of the transplant-ineligible patients are also autologous CAR-T-ineligible. Patients randomized to the study arm would receive a single dose of vispa-cel at the RP2D of 80x106 viable CAR-T cells following lymphodepletion with 60 mg/kg/day of cyclophosphamide for two days and 25 mg/m2/day of fludarabine for five days. Patients randomized to the comparator arm would be treated with the investigator’s choice of standard of care immunochemotherapy agents. The primary endpoint would be PFS, and an interim analysis is planned. Secondary endpoints would include ORR, CR rate, DoR, DoCR, overall survival, quality of life, and safety. The Company intends to further refine its pivotal phase 3 clinical trial design through continued engagement with the FDA prior to initiation of the pivotal trial. Although the Company believes this approach provides a straightforward regulatory path to full FDA approval of vispa-cel based on FDA interactions to date, the Company cannot assure you that, in future discussions with the FDA, the FDA will not recommend or request additional requirements for the Company’s planned pivotal phase 3 clinical trial design for vispa-cel.
CaMMouflage Clinical Trial Results
On November 3, 2025, the Company announced results from the dose escalation portion of its ongoing CaMMouflage phase 1 trial evaluating CB-011 in r/r MM patients. Forty-eight fourth-line or later (“4L+”) patients were enrolled in the dose escalation portion of the trial; enrollment in dose escalation is now completed. Patients had been treated with three or more prior lines of therapy including a proteasome inhibitor, an immunomodulatory drug, and an anti-CD38 antibody. Prior treatment with an autologous CAR-T cell therapy was not permitted and no BCMA-targeted therapy was permitted within the prior three months.
The Company evaluated two different LD regimens and multiple CAR-T cell dose levels. Thirty-five patients were treated with an LD regimen of 500 mg/m2 cyclophosphamide and 30 mg/m2 fludarabine daily for three days (“the selected LD regimen”). A single dose of CB-011 preceded by the selected LD regimen resulted in responses at all dose levels evaluated (150x106 viable CAR-T cells, N=6; 300x106 viable CAR-T cells, N=13; 450x106 viable CAR-T cells, N=13; and

800x106 viable CAR-T cells, N=3). Also on November 3, 2025, the Company announced that the 450x106 viable CAR-T cell dose with the selected LD regimen is its recommended dose for expansion (“RDE”).
As of September 24, 2025, the data cutoff date, the results for the 12-patient, BCMA-naïve cohort treated with the selected LD regimen and the 450x106 viable CAR-T cell dose were as follows:
•92% (11/12) ORR
•75% (9/12) CR / stringent CR (“sCR”) rate
•91% (10/11) evaluable patients achieved minimal residual disease (“MRD”) negativity (≤10-5)
•Seven of the 12 patients remain on study as of the data cutoff date in very good partial response (“VGPR”) or better six months or longer following receipt of a single dose of CB-011
The median follow-up for patients dosed with the RDE was 8.3 months, and the longest responding patient in this cohort is in an sCR at 15 months post-infusion.
The results are further summarized in the following swimmer plot for the 12-patient, BCMA-naïve cohort treated with the selected LD regimen and the 450x106 viable CAR-T cell dose:
1MRD negative at ≤10-5
Additional information:
•One patient who had previously withdrawn from the trial died on day 90 of treatment-related ICAHT; one patient died of pneumonia on day 50 (not treatment-related)
•Data shown are from BCMA-naïve patients dosed at the 450x106 viable CAR-T cell dose with the selected LD regimen
•Data cutoff date: September 24, 2025
Definitions: “EMD”: extramedullary disease; “ICAHT”: immune effector cell-associated hematotoxicity; “mo”: months
CB-011 had a manageable safety profile across all dose levels and lymphodepletion regimens (N=48), with no cases of GvHD, immune effector cell-associated enterocolitis (“IEC-EC”), parkinsonism, or cranial nerve palsies. TEAEs in 25% or greater of all patients treated with CB-011 following the selected LD regimen (N=35) were as follows: neutropenia (80%), anemia (60%), thrombocytopenia (49%), infections (49%), dizziness (31%), cytokine release syndrome (31%), fatigue (31%), leukopenia (29%), decreased appetite (29%), constipation (26%), and pyrexia (26%). Notable adverse events in the RDE cohort included one CB-011-related grade 5 ICAHT on day 90, one grade 5 pneumonia not related to CB-011 on day 50, and one grade 4 CB-011-related Guillain-Barré Syndrome on day 129, which is resolving. In the cohort evaluating the 300x106 viable CAR-T cell dose level following the selected LD regimen, there was one grade 5 respiratory syncytial virus not related to CB-011 on day 73. Prophylactic measures for cytopenias and infections and early intervention for IEC-HS have been successfully implemented in the Company’s clinical protocol.

The following is a summary of notable adverse events in the CaMMouflage phase 1 clinical trial (data cutoff date: September 24, 2025):
1Any continued ≥ grade 3 cytopenia based on laboratory data at ≥ day 35; denominator is those evaluable at day 35 (+/- five days)
The Company plans to initiate dose expansion of the CaMMouflage phase 1 clinical trial before the end of 2025 and to report dose expansion data, along with longer follow-up on dose escalation data, in 2026.
Preliminary unaudited cash, cash equivalents, and marketable securities as of September 30, 2025
The information reported under Item 2.02 of this Form 8-K is hereby incorporated by reference herein.
Forward-Looking Statements
The disclosure in this Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to the business and operations of the Company. These forward-looking statements are subject to a number of known and unknown risks, assumptions, uncertainties, and other factors that may cause the actual results, levels of activity, performance, or achievements of the Company to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “likely,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “contribute to,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. All statements, other than statements of historical facts contained in this presentation, are forward-looking statements, including but not limited to any statements regarding the initiation, timing, progress, strategy, plans, objectives, expectations (including as to the results) with respect to the Company’s CAR-T cell therapy product candidate clinical trials, including the expected design, protocol, and timing of initiation of the pivotal phase 3 clinical trial for vispa-cel in 2L LBCL CD19-naïve patients; its expectations and timing of initiating dose expansion by the end of 2025 and reporting dose expansion data, along with longer follow-up data on dose escalation, in 2026 from its ongoing CaMMouflage Phase 1 clinical trial for CB-011 in patients with r/r MM; the projected manufacturing costs for its CAR-T cell therapy product candidates; the potential commercial opportunities for its CAR-T cell therapy product candidates; the likelihood of its clinical trials demonstrating safety and efficacy of its CAR-T cell therapy product candidates; the beneficial characteristics, safety, efficacy, therapeutic effects, and potential advantages of its CAR-T cell therapy product candidates; the expected timing or likelihood of regulatory filings and approval for its CAR-T cell therapy product candidates; its expected cash, cash equivalents, and marketable securities as of September 30, 2025; and the sufficiency and anticipated use of its existing capital resources to fund its future operating expenses and capital expenditure requirements and needs for additional financing.
As a result of many factors, including but not limited to, risks inherent in the development of allogeneic CAR-T cell therapy products; uncertainties related to the initiation, cost, timing, progress, and results of its current and future clinical trials; the risk that initial, preliminary, or interim clinical trial data will not ultimately be predictive of the safety and efficacy of its CAR-T cell therapy product candidates or that clinical outcomes may differ as patient enrollment continues and as more patient data becomes available; the risk that different conclusions or considerations are reached once additional data have been received and fully evaluated; the ability to obtain key regulatory input and approvals; and risks related to its limited operating history, history of net operating losses, financial position, and its ability to raise additional capital as needed to fund its operations and CAR-T cell therapy product candidate development, including the ability to fully fund its pivotal phase 3 clinical trial for vispa-cel; as well as other risks described in greater detail in its filings with the SEC, including the section titled “Risk Factors” of its Annual Report on Form 10-K for the year ended December 31, 2024, and other filings the Company makes with the SEC, the events and circumstances reflected in its forward-looking statements may not be achieved or may not occur, and actual results could differ materially from those described in or implied by the forward-looking statements contained in this presentation. As a result of these risks, you should not place undue reliance on these forward-looking statements. The forward-looking statements in this presentation are made only as of the date hereof. Except to the extent required by law, the Company assumes no obligation and does not intend to update any of these forward-looking statements after the date of this presentation or to conform these statements to actual or revised expectations.
The Company has not completed any head-to-head trial that compares the safety and efficacy of vispa-cel or CB-011 with any autologous CAR-T cell therapy or alternative immunotherapy as part of the same investigational setting. Separate clinical trials for autologous CAR-T cell therapy and alternative immunotherapies may differ in trial design and duration, patient population, patient characteristics, clinical trial phase, treatment protocols, investigators, and other important factors, making it difficult to compare data across clinical trials or to draw reliable conclusions from such cross-trial comparisons. As a result of these factors, cross-trial comparisons may have no interpretive value on vispa-cel or CB-011’s existing or future clinical trial results.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release Issued by Caribou Biosciences, Inc. on November 3, 2025
99.2	Press Release Issued by Caribou Biosciences, Inc. on November 3, 2025
99.3
Caribou Biosciences, Inc. Positive clinical updates on Caribou’s off-the-shelf CAR-T cell therapy programs: vispa-cel for r/r LBCL (vispacabtagene regedleucel; CB-010) and CB-011 for r/r MM – November 3, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Caribou Biosciences, Inc.

Date:	November 3, 2025	By:	/s/ Rachel E. Haurwitz
Rachel E. Haurwitz President and Chief Executive Officer